UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 8, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Private Placement of Stock and Warrants

As of April 8, 2016, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) completed the sale of an aggregate of 3,678,378 shares of the Company’s Common Stock (the “Stock”) at $0.37 per share and issued five-year warrants to purchase an aggregate of 1,839,189 shares of its common stock at a per-share price of $0.46 in a private placement. In addition, the Company also received $558,667 through the exercise of 1,698,075 warrants at a price of $0.33. Total gross proceeds to the Company in the form of cash were $1,919,667. The foregoing amounts are inclusive of those Cachet reported on Form 8-K filed on March 24, 2016, which reported the sale of 1,651,351 shares of common stock in a private placement to private individuals at a price of $0.37 per share together with warrants to purchase 825,676 shares of common stock, and the exercise of 1,242,075 warrants at a price of $0.33, resulting in aggregate proceeds of $1,019,642.

Under the terms of the offering, for a period of 18 months, if the Company sells common stock or common stock equivalents at a per share purchase, exercise or conversion price (the “Adjusted Purchase Price”) less than $0.37 for a share of common stock, then the Company will issue additional shares of Common Stock to each purchaser in the offering. The amount of additional common stock so issued to each purchaser shall be equal to such purchasers (i) subscription amount divided by the Adjusted Purchase Price less (ii) all shares of common stock previously issued to such purchaser under this private placement. No additional warrants will be issued. The Adjusted Purchase Price shall not be less than $0.30 per share of common stock. Amounts and shares issued under the private placement shall be appropriately adjusted for combinations and subdivisions of the common stock.

In addition, if the Company, at any time during the first 18 months of the exercise period of the warrants and prior to the issuance of all of the shares under the warrants, shall issue any common stock or common stock equivalents entitling any person to acquire shares of common stock (other than certain exempt issuances) at an effective price per share less than the then-current exercise price (any such issuance being referred to as a “Dilutive Issuance”), then the exercise price shall be adjusted to match the lowest price per share at which such common stock was issued or may be acquired pursuant to such common stock equivalents in the Dilutive Issuance. The exercise price shall not be reduced below $0.375 per share (other than as may be adjusted for subdivisions, stock splits, stock dividends and combinations of our Common Stock).

In connection with the offering, Cachet agreed to file a registration statement related to the sale of shares of common stock acquired and common stock acquired upon exercise of the warrants.

Cachet offered and sold the stock and the warrants and shares issuable on exercise of the warrants in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the offering, the Company shall pay its placement agent, Scarsdale Equities a commission equal to 6% of the gross proceeds from the sale of the securities, and shall issue the placement agent five-year warrants for the purchase of up to 3% shares of common stock, respectively, at $0.46. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

Other

On April 1, 2016, the Company issued a warrant to purchase 250,000 shares of common stock, exercisable at $0.33 per share, to a member of the board of directors, in lieu of interest on outstanding debt. The warrant is exercisable for a period of 5 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Bryan Meier
BRYAN MEIER

Chief Financial Officer

Dated:	April 8, 2016